Exhibit 21.1
Fox Factory Holding Corp.
List of Subsidiaries as of January 3, 2025

Company Name	State or Other Jurisdiction of Incorporation or Organization	Name under which Business is Conducted
Fox Factory Australia Pty Ltd	Australia	Sola Sport/Fox Australia
RFE Holding (Canada) Corp.	British Columbia, Canada	Race Face / Easton
Fox Factory, Inc.	California	Fox Factory, Inc.
FF US Holding LLC	Georgia	FF US Holding LLC
FF Indiana Holding LLC	Indiana	FF Indiana Holding LLC
ST USA Holding Corp.	Delaware	Sport Truck, USA
RT Acquisition Corp.	Delaware	Ridetech
SCA Performance Holdings, Inc.	Delaware	SCA Performance Holdings, Inc.
SCA Performance, Inc.	Delaware	SCA Performance, Inc.
Rocky Ridge Trucks, Inc.	Delaware	Rocky Ridge Trucks, Inc.
Rocky Ridge Real Estate, LLC	Delaware	Rocky Ridge Real Estate, LLC
Rocky Mountain Truckworks, Inc.	Delaware	Rocky Mountain Truckworks, Inc.
Manifest Joy LLC	Oregon	Outside Van
Outsidevan LLC	Oregon	Outside Van
Outsideparts, LLC	Oregon	Outside Van
Outsidetruck, LLC	Oregon	Outside Van
Shock Therapy Suspension, Inc.	Delaware	Shock Therapy
CWH Blocker Corp.	Delaware	CWH Blocker Corp.
CWH Holdco, LLC	Delaware	CWH Holdco, LLC
Custom Wheel House, LLC	Delaware	Custom Wheel House, LLC
Wheelhouse Holdings Inc.	Delaware	Wheelhouse Holdings Inc.
Marucci Sports, LLC	Delaware	Marucci Sports, LLC
SEP VI LS Holdings, Inc.	Delaware	Marucci Sports, LLC
Lizard Skins, LLC	Delaware	Marucci Sports, LLC
CaT Timber Products, LLC	Pennsylvania	Marucci Sports, LLC
Victus Sports, LLC	Delaware	Marucci Sports, LLC
Marucci Bat Company LLC	Louisiana	Marucci Sports, LLC
Marucci Elite Training, L.L.C.	Louisiana	Marucci Sports, LLC
Marucci Hitters House, LLC	Delaware	Marucci Sports, LLC
Marucci Clubhouse, LLC	Delaware	Marucci Sports, LLC
Marucci Clubhouse IP, LLC	Delaware	Marucci Sports, LLC
ALMM, L.L.C.	Louisiana	Marucci Sports, LLC
Rounding Third Sports LLC	Delaware	Marucci Sports, LLC
Baseball Performance Lab Inc.	Louisiana	Marucci Sports, LLC
Carpenter Trade LLC	Delaware	Marucci Sports, LLC
Marucci and Victus Sports Japan LLC	Japan	Marucci Sports, LLC
Fox Factory GmbH	Germany	Fox Factory GmbH
FF US Holding Corp.	Delaware	FF US Holding Corp.
FF US Acquisition Corp.	Delaware	Tuscany
Fox Factory UK Limited	United Kingdom	Fox Factory UK Limited
Fox Factory Switzerland GmbH	Switzerland	Fox Factory Switzerland GmbH LLC

Fox Factory Thailand Holdings LLC	Delaware	Fox Factory Thailand Holdings LLC
Fox Factory Thailand Ltd.	Thailand	Fox Factory Thailand Ltd.
Marzocchi Suspension Holding S.r.l.	Italy	Marzocchi Suspension Holding S.r.l.
Marzocchi Suspension S.r.l.	Italy	Marzocchi Suspension S.r.l.
Upfit UTV, Inc.	Delaware	Upfit UTV, Inc. / Geiser Performance